Sub-Item 77Q1(f)
Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement

January 28, 2011

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR, dated January 28, 2011, of Delaware Investments
Global Dividend and Income Fund, Inc. and are in agreement with the statements contained therein.

       Yours very truly,

       /s/ Ernst & Young LLP

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